EXHIBIT 31.2

CERTIFICATION PURSUANT TO SECTION 240.13A-14 OR 240.15D-14
OF THE SECURITIES EXCHANGE ACT OF 1934

I, James M. Spiezio, certify that:
1.	I have reviewed this Amendment No. 1 to quarterly report on Form 10-Q/A of Beacon Power Corporation; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

Dated: March 4, 2011